Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY
to Tender Shares of
QIAGEN N.V.
at
EUR 39.00 per Share
Pursuant to the Offer Document
published May 18, 2020
by
QUEBEC B.V.
a wholly owned subsidiary of
THERMO FISHER SCIENTIFIC INC.
THE ACCEPTANCE PERIOD COMMENCED ON MAY 18, 2020 AND WILL EXPIRE AT 6:00 P.M. NEW YORK LOCAL TIME, ON JULY 27, 2020, UNLESS THE ACCEPTANCE PERIOD IS EXTENDED OR THE OFFER IS EARLIER TERMINATED.
This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer to which the Offer Document and the Letter of Transmittal (both as defined below) relate (the “Offer”) if (a) the procedure for delivery of book-entry transfer of ordinary shares, par value EUR 0.01 per share, including all ancillary rights thereto, in particular the entitlement to profits, existing at the time of settlement of the Offer (the “Shares”), in QIAGEN N.V., a public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands, cannot be completed prior to 6:00 p.m., New York local time, on July 27, 2020 (the “end of the Acceptance Period,” unless the Acceptance Period is extended in accordance with the German Securities Acquisition and Takeover Act, in which event “end of the Acceptance Period” will mean the latest time and date at which the Acceptance Period, as so extended, ends) or (b) time will not permit delivery of all of the required documents to the American Stock Transfer & Trust Company, LLC (the “Settlement Agent”) prior to the end of the Acceptance Period. This Notice of Guaranteed Delivery may be delivered by courier, transmitted by facsimile (by Eligible Institutions only) or mailed to the Settlement Agent. See Section 13.2.2 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer Document.

The Settlement Agent for the Offer is:
American Stock Transfer & Trust Company, LLC
By Courier or Mail: American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	By Facsimile Transmission (for Eligible Institutions Only): (718) 234-5001 To Confirm Facsimile via Phone (for Confirmation Only): 877-248-6417
DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE SETTLEMENT AGENT.
THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL (AS DEFINED BELOW) IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 13.2.2 — “PROCEDURES FOR ACCEPTING THE OFFER AND TENDERING SHARES” OF THE OFFER DOCUMENT) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.
The Eligible Institution that completes this form must communicate the guarantee to the Settlement Agent and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 13.2.2 — “Procedures for Accepting the Offer and Tendering Shares”) to the Settlement Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:
The undersigned hereby tenders to Quebec B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands and a wholly owned subsidiary of Thermo Fisher Scientific Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer Document, dated May 18 , 2020 (as it may be amended or supplemented from time to time, the “Offer Document”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”), receipt of which is hereby acknowledged, the number of ordinary shares, par value EUR 0.01 per share, including all ancillary rights, in particular the entitlement to profits, existing at the time of the settlement of the Offer, in QIAGEN N.V., a public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands, specified below, pursuant to the guaranteed delivery procedure set forth in Section 13.2.2 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer Document.
Number of Shares:
☐
Check here if Shares will be tendered by book-entry transfer

DTC Account Number:
Name of Tendering Institution:
Date:
Name(s) of Holder(s):
(Please Print)
Signature(s):
Address(es):
(Zip Code)
Area Code and Telephone Number(s):

GUARANTEE
(Not to be used for signature guarantee)
The undersigned, an Eligible Institution (as defined in Section 13.2.2 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer Document), hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and, (b) guarantees delivery to the Settlement Agent, within two (2) New York Stock Exchange trading days after the date hereof, at its address set forth above, of (i) a properly completed and duly executed Letter of Transmittal (or, alternatively an Agent’s Message (as defined in Section 13.2.2 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer Document) in the case of tendering Shares held in “street” name by book-entry transfer), (ii) a confirmation of a book-entry transfer of such Shares into the Settlement Agent’s account at the Depository Trust Company in the case of tendering Shares held in “street” name by book-entry transfer (pursuant to the procedures set forth in Section 13.2.2 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer Document), and (iii) all other documents required by the Letter of Transmittal, if any.
Name of Firm:
(Authorized Signature)
Address:
(Zip Code)
Area Code and Tel. No.:
Name:
(Please Type or Print)
Title:
Dated: